UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2010

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska	69160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2010, the Board of Directors of Cabela’s Incorporated (the “Company”) approved the promotion of (i) Patrick A. Snyder to Executive Vice President and Chief Marketing Officer; (ii) Brian J. Linneman to Executive Vice President and Chief Merchandising Officer; (iii) Ralph W. Castner to Executive Vice President and Chief Financial Officer; (iv) Joseph M. Friebe to Executive Vice President; (v) Charles Baldwin to Executive Vice President and Chief Administrative Officer; and (vi) Michael Copeland to Executive Vice President and Chief Operations Officer.

Biographical information regarding each of the promoted executive officers, other than Mr. Copeland, can be found on pages 9 and 10 of the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 31, 2009.  Mr. Copeland, 48, joined the Company as its Vice President of Retail Operations in November 2007.  Prior to joining the Company, Mr. Copeland had a 15 year career with Lowe’s Companies, Inc.  He served as a Regional Vice President of Lowe’s from September 2001 to November 2007.

Item 7.01	Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

On January 19, 2010, the Company issued a press release announcing the promotion of several of its executive officers.  A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99	Press release dated January 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated: January 19, 2010	By:	/s/ Ralph W. Castner
Ralph W. Castner Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99	Press release dated January 19, 2010